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                                                                EXHIBIT 23.3


                                CONSENT OF
                      INTERNATIONAL DATA CORPORATION

     We consent to the incorporation by reference in this registration statement of WORLDWIDE INTERNET SERVICES MARKET AND TRENDS FORECAST, 1998-2003 and HOW REAL IS INTERNET COMMERCE?, two International Data Corporation reports, and to all references to us and to such reports appearing in this registration statement on Form S-1 of AppNet Systems, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

                                               INTERNATIONAL DATA CORPORATION

                                               By: /S/ ALEXA MCLOUGHAN
                                               ------------------------------
                                                       Alexa McLoughan
                                                     Senior Vice President

November 12, 1999